UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2006

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Health Sciences Group, Inc.

_________________________________________________________________________________

(Exact name of registrant specified in charter)

Delaware	333-51628	91-2079221
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Howard Hughes Center

6080 Center Drive, 6th Floor

Los Angeles, CA 90045

(Address of principal executive offices)  (Zip Code)

(310) 242-6700
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 20, 2006, Swiss Research, Inc., a wholly-owned subsidiary of the Registrant, executed a non-exclusive sales and distribution agreement for Shugr with ingredients distributor DNP International, Inc.  DNP International is a leading importer and distributor of ingredients to manufacturers in the food, beverage and nutritional supplement industries.

Under the terms of the new agreement, DNP will market and sell Shugr 1X and 10X as raw material ingredient to manufacturers of foods and beverages and nutritional supplement makers throughout the United States and Canada.  DNP is subject to a minimum sales requirement targeting $10.5 million over a period of three years.

ITEM 9.01.   EXHIBITS

10.1

Distribution Agreement between Swiss Research, Inc. and DNP International, Inc. dated January 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEALTH SCIENCES GROUP, INC.

Dated:  January 25, 2006

By:  /s/ Fred E. Tannous

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Fred E. Tannous

Chief Executive Officer,

Principal Financial Officer,

and Director

Dated:  January 25, 2006

By:  /s/ Duke Best

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Duke Best

Controller

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